UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2015

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in fiscal Year.

On December 15, 2015, the Board of Directors (the “Board”) of AMAG Pharmaceuticals, Inc. (“AMAG” or the “Company”) adopted amended and restated by-laws (the “A&R By-laws”) that will go into effect immediately. The A&R By-laws amend Section 1.9 to change the voting standard for the election of directors from a plurality of the votes cast to a majority of the votes cast in uncontested elections (the “Majority Vote Standard”). A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections, the voting standard will continue to be a plurality of votes cast.  In connection with the Majority Vote Standard, the Company also amended its Corporate Governance Guidelines (the “Guidelines”) to provide for, among other things, a director resignation policy requiring that each director tender his or her resignation if he or she fails to receive the required number of votes for re-election, as discussed in further detail under Item 8.01 below.  Therefore, the A&R By-laws amend Section 1.2 to provide that a stockholder nomination for a director election must include a statement that the nominee will tender an irrevocable resignation, effective upon his or her failure to receive the required vote and upon acceptance of such resignation by the Board, in accordance with the Guidelines.

The A&R By-laws also include a new Section 6.9 entitled “Exclusive Jurisdiction of Delaware Courts.”  Pursuant to Section 115 of the Delaware General Corporation Law, Section 6.9 designates the Court of Chancery of the State of Delaware as the sole and exclusive forum, to the fullest extent permitted by law, and unless the Company consents to the selection of an alternative forum, for (i) any derivative action or proceeding brought on behalf of AMAG, (ii) any action asserting a claim of a breach of a fiduciary duty owed by any director, officer or other employee of AMAG to AMAG or AMAG’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, AMAG’s Certificate of Incorporation or AMAG’s A&R By-laws or (iv) any action asserting a claim against AMAG governed by the internal affairs doctrine. The A&R By-laws also incorporate the previously disclosed standalone Amendment No. 1 to the Company’s By-laws adopted on March 31, 2015, which, among other things, removed a requirement contained in the By-laws that the Company’s president be a member of the Board.

The foregoing description of the new by-law provisions does not purport to be complete and is qualified in its entirety by reference to the A&R By-laws filed as Exhibit 3.1 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference and which Exhibit is a marked copy highlighting changes to the Company’s By-laws in effect prior to the approval of the A&R By-laws.

Item 8.01	Other Events.

As noted above, on December 15, 2015, AMAG amended its Guidelines to, among other things, incorporate a director resignation policy such that the Guidelines provide that (i) the Board shall nominate for election (or re-election) only candidates who tender irrevocable resignations, which will be effective upon the failure to receive the required vote at the next annual meeting at which they face election and Board acceptance of such resignation, and (ii) the Board shall fill vacancies on the Board only with candidates who execute the same form of resignation tendered by other directors in accordance with the resignation policy.

The Guidelines were also amended to provide that if an incumbent director is not elected by a majority of votes cast, the Governance and Risk Committee (formerly referred to as the Nominating and Corporate Governance Committee) shall promptly consider his or her resignation, and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Governance and Risk Committee’s recommendation within 30 days following certification of the stockholder vote.

The Guidelines also provide that the Board intends to promptly disclose its decision whether to accept a director’s resignation and an explanation of the factors it considered in making its decision, including by means of a Current Report on Form 8-K furnished or filed with the Securities and Exchange Commission.  A copy of the Guidelines will be available on or about the date hereof on the corporate governance page of AMAG’s website (www.amagpharma.com) by following the “investors” hyperlink.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-laws of AMAG Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

	By:	/s/ Joseph D. Vittiglio, Esq.
Name: Joseph D. Vittiglio, Esq.
Title: Senior Vice President, General Counsel and Secretary

Date:	December 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of AMAG Pharmaceuticals, Inc.